Exhibit 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (the “Agreement”) is made effective as of March 24, 2020 (the “Effective Date”), by and between Danny Cuzick “Stockholder”) and EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Stockholder is the owner of 1,200,000 shares of common stock of the Company (the “Redemption Shares”), which were issued to Stockholder pursuant to that certain Subscription Agreement, dated as of February 27, 2020, by the parties hereto (the “Subscription Agreement”);

WHEREAS, Stockholder desires to have redeemed, and the Company desires to redeem, the Redemption Shares, all as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including without limitation the covenants contained in this Agreement, the parties to this Agreement agree as follows:

1. Redemption of Shares. Stockholder hereby assigns and transfers to the Company for cancellation the Redemption Shares, with such assignment, transfer and cancellation to be effective as of the Effective Date with no further action by any party hereto. As payment for the Redemption Shares, the Company will issue 1,000,000 shares of Series B Preferred Stock of the Company to Stockholder.

2. Representations and Warranties of Stockholder. Stockholder represents and warrants to the Company that:

(a) Stockholder is the exclusive owner of the Redemption Shares;

(b) Stockholder has all requisite power and authority to execute, perform and carry out the provisions of this Agreement;

(d) this Agreement constitutes the legal, valid and binding obligation of Stockholder;

(e) Stockholder has good title to the Redemption Shares and hereby transfers the Redemption Shares to the Company free and clear of any claim, lien, pledge, security interest, charge, or other encumbrance or restriction whatsoever, other than restrictions on transfer imposed by applicable securities laws; and

(f) the execution, delivery or performance of this Agreement by Stockholder in accordance with its terms does not, after the giving of notice, or the lapse of time or both, or otherwise: (i) conflict with, result in a breach of, or constitute a default under, any federal, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process or any contract, agreement, arrangement, commitment or plan to which Stockholder is a party or by which Stockholder is bound; (ii) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority; or (iii) require the consent of any person or entity under any agreement, arrangement, or commitment of any nature.

3. Warranties and Representations of the Company. The Company represents and warrants that:

(a) The Company has all requisite power and authority to execute, perform and carry out the provisions of this Agreement; and

(b) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Agreement.

4. Indemnification. Stockholder agrees to indemnify and hold the Company harmless at all times from the date of this Agreement and thereafter, against and in respect of all claims, actions, damages, losses, costs and expenses (including reasonable attorneys’ fees and costs) which the Company and its successors and assigns may suffer, arising out of or resulting from any breach by Stockholder of any of Stockholder’s representations or warranties under this Agreement, or any breach, non-fulfillment, or nonperformance by Stockholder of any of Stockholder’s covenants or additional agreements in this Agreement or documents delivered pursuant to this Agreement.

5. Binding Effect; Entire Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their successors and assigns. This Agreement represents the only agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties. Nothing set forth in this Agreement constitutes an amendment to, or waiver of any rights under, the Subscription Agreement. Stockholder hereby waives any non-compliance with any terms of any of the Company’s organizational documents or any other agreement by and among the Company and Stockholder or other persons, with respect to the transactions set forth in this Agreement.

6. Governing Law and Venue. This Agreement is governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of Arizona or the United States District Court located in the State of Arizona, in each case located in Maricopa County, Arizona, for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement.

7. Counterparts. This Agreement may be executed in counterparts (including by means of facsimile or pdf signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have entered into this Stock Redemption Agreement as of the date first above written.

COMPANY:

EVO TRANSPORTATION & ENERGY SERVICES, INC.,
a Delaware corporation

	By:	/s/ Thomas J. Abood
Thomas J. Abood
	Title:	Chief Executive Officer

STOCKHOLDER:

/s/ Danny Cuzick
Danny Cuzick

[Signature Page to Redemption Agreement]